EXHIBIT 10.11

                           PLACEMENT AGENCY AGREEMENT

May 26, 2006

Ambient Corporation
79 Chapel Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

         This Placement Agency Agreement (the "AGREEMENT") confirms the retention by Ambient Corporation, a Delaware corporation (the "COMPANY"), of Pond Equities, Inc. (the "PLACEMENT AGENT"), to act as the exclusive placement agent on a "best efforts" basis in connection with the private placement (the "PLACEMENT") of Units (as defined below) of the Company on the terms set forth in the Securities Purchase Agreement (as defined below).

1.      PLACEMENT

        a) The securities of the Company which are the subject of the Placement shall be up to a maximum of Ten Million Dollars ($10,000,000) of 8% Senior Secured Convertible Debentures of at least a two year duration ("Debentures") and Class A Warrants and Class B Warrants (the "Warrants") equal to, in the aggregate, 100% of the Conversion Shares (as defined in the Securities Purchase Agreement) (the Debentures and Warrants are referred to herein as the "Units") (the "MAXIMUM AMOUNT").

               (i) The Units, the Debentures, the Warrants, the Warrant Shares and the Placement Agent Warrants (as defined herein or in the Securities Purchase Agreement) (and underlying securities) are sometimes referred to collectively herein as the "SECURITIES."

        (b) The Placement Agent will, on an exclusive basis, conduct the Placement on a "best efforts" basis, it being understood and agreed, however, that the Placement Agent shall have the right, in its sole discretion, to invite other NASD member firms to participate in the Placement, and to pay (or, with the reasonable agreement of the Company, cause the Company to pay) a portion of the compensation to be received by the Placement Agent pursuant to this Agreement to any such NASD member firm. The Company shall not pursue any other equity financing (including convertible securities) of the Company's securities during the term of this Agreement.

        (c) The Closing is expected to be on or before the Termination Date (hereinafter defined) (the " CLOSING DATE"), subject to extension by the Placement Agent and the Company by mutual agreement without notice to investors in the Placement (the "INVESTORS"); provided, however, that the Closing Date shall be held prior to June 30, 2006. Unless terminated earlier in the Company's sole discretion, the offering period for the Placement (the "OFFERING PERIOD") will commence on the date hereof and expire on the earlier to occur of: (i) June 30, 2006 (the "TERMINATION DATE"), (ii) the date on which the Maximum Amount is subscribed for and accepted by the Company or (iii) the termination of the Placement pursuant to the terms of this Agreement. The Termination Date may be extended by an additional 30 days by mutual agreement of the Company and the Placement Agent without notice to the Investors.

        (d) The Placement will be made pursuant to the Securities Purchase Agreement (as defined in Section 2 below). The Securities will not be registered under the Securities Act of 1933, as amended, or any applicable successor statute (the "SECURITIES ACT"), but will be issued in reliance on the private offering exemption available under Section 4(2) of the Securities Act and the Rules and Regulations (as defined below) promulgated thereunder, including Regulation D ("REGULATION D"). The Placement Agent understands that all subscriptions for Units are subject to acceptance by the Company. The Company and the Placement Agent reserve the right in their discretion to accept or reject any or all subscriptions for Units, in whole or in part for any reason or for no reason whatsoever, regardless whether any funds have been deposited into an escrow account. As used herein, the term "RULES AND REGULATIONS" means the applicable rules and regulations promulgated under the Securities Act and the Exchange Act.

        (e) Until the Closing is held, all subscription funds received shall be held by American Stock Transfer & Trust Company (the "ESCROW AGENT") in a non interest bearing escrow account established for such purpose (the "ESCROW ACCOUNT"). The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any documents or the authenticity, sufficiency or validity of any check delivered by any prospective Investor in payment for the Units, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify. All subscription checks and funds shall be promptly and directly delivered without offset or deduction to the Escrow Agent for deposit into the Escrow Account.

2.      SECURITIES PURCHASE AGREEMENT AND RELATED MATTERS

        (a) The Company is entering into a Securities Purchase Agreement with each investor relating to the Placement (such agreement, together with the exhibits, annexes and attachments thereto or available thereunder and any amendments or supplements thereto, being referred to herein as the "SECURITIES PURCHASE AGREEMENT"), which Securities Purchase Agreement, among other things, describes the Placement. Capitalized terms used herein and not defined have the meaning given to them in the Securities Purchase Agreement.

        (b) The Company has been and will continue to be responsible for preparing and filing required documentation, if any, with the authorities in the United States or any state located therein (and subsequent to, if required by the laws of any such jurisdiction) in connection with the distribution of the Securities Purchase Agreement to prospective Investors (the parties acknowledging, however, that the Placement of the Units is intended and expected to be wholly or partially exempt from filing requirements in the United States by reason of an "accredited investor" exemption). Notwithstanding the foregoing, the Placement Agent's counsel, at the expense of the Company, will be responsible for filing all documents required by each jurisdiction in which the Units will be offered.

        (c) Securities Purchase Agreement shall contain such representations, warranties, conditions and covenants as are customary in private placements of corporate debt and equity securities with United States investors that qualify as "accredited investors", as defined in Rule 501(a) under the Securities Act ("ACCREDITED INVESTORS"). The Placement Agent and its counsel have had or will have a sufficient opportunity, in their discretion, to review the final form of the Securities Purchase Agreement and the form of Debenture and Warrant prior to the distribution thereof to prospective Investors, and the Securities Purchase Agreement and documents annexed thereto, will be the only offering documents (by the Placement Agent and any documents made available to Investors in accordance with the terms of the Securities Purchase Agreement) shown to prospective Investors. The Placement Agent shall advise the Company of those jurisdictions in which the Placement Agent is licensed as a broker-dealer and in which the Placement Agent desires to offer the Units and the Company and its counsel will thereafter advise the Placement Agent and its counsel in writing of those jurisdictions in which the Units may lawfully be offered and sold and the Placement Agent agrees that the Units will be offered or sold only in such jurisdictions and in the manner specified by the Company; PROVIDED, HOWEVER, that the Placement Agent shall not be responsible for independently verifying such written advice with respect to the jurisdictions in which the Units may be offered and sold and with respect to the manner in which the Units may be offered and sold in such jurisdictions. Notwithstanding the foregoing, the Placement Agent shall determine whether it is licensed to offer and sell the Units and Securities in each jurisdiction in which it intends to do so.

        (d) The Placement will be made in accordance with the requirements of
Section 4(2) under the Securities Act and/or Regulation D only to Accredited Investors, purchasing for their own account for investment purposes only and not for distribution in violation of applicable securities laws. Furthermore, prospective Investors will have been provided with the Securities Purchase Agreement and access to the management of the Company and afforded the opportunity to ask questions concerning the Company and the Units.

        (e) The Company recognizes, agrees and confirms that the Placement Agent (or any selling agent permitted to be utilized by the Placement Agrement under Section 3(a) hereof): (i) will use and rely primarily on the information contained in the Securities Purchase Agreement and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) is authorized, as the Company's exclusive placement agent in connection with the Placement, to transmit to any prospective Investor a copy or copies of the Securities Purchase Agreement , and any other documentation supplied to the Placement Agent for transmission to any prospective Investor by or on behalf of the Company or by any of the Company's officers, representatives or agents, in connection with the performance of the Placement Agent's services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of any information contained in the Securities Purchase Agreement or any such other information, except for information expressly supplied by the Placement Agent in writing; (iv) will not make an appraisal of the Company or any assets of the Company or the securities being offered by the Company in the Placement; and (v) retains the right to continue to perform due diligence of the Company during the course of the Company's engagement of the Placement Agent.

3.      PLACEMENT AGENT

        (a) The Company hereby employs the Placement Agent as its exclusive placement agent (subject to the provisions of Section 1(b) hereof) in the United States for the purpose of offering the Units to Investors and engaging in any equity financing during the Offering Period for the account and risk of the Company. This appointment shall be exclusive through the Termination Date with respect to the Placement and otherwise as provided herein, and the Company shall not have the right to appoint additional sales agents in the United States in connection therewith without the Placement Agent's express prior written consent. The Company hereby agrees that the Placement Agent shall have the right to utilize other selling broker-dealers in connection with the Placement of the Units on terms approved by the Placement Agent, PROVIDED that the Company shall not be required to pay any compensation to any such selling broker-dealers other than a portion of the compensation otherwise payable to the Placement Agent in accordance with this Agreement. Subject to the provisions of Section 5 hereof and to the performance by the Company of all of its obligations to be performed hereunder, the Placement Agent agrees to use its best efforts to assist in arranging for sales of the Units. The Company acknowledges and agrees that "best efforts" does not assure that the Placement will be consummated. It is understood and agreed that this Agreement does not create any partnership, joint venture or other similar relationship between or among the Placement Agent and the Company, and that the Placement Agent is acting only as a sales agent.

        (b) For the services of the Placement Agent hereunder, the Company will pay or cause to be paid to the Placement Agent at any Closing the following fees:

            (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds (prior to the payment of expenses) received by the Company in the Placement (to be paid simultaneously with each applicable Closing);

            (ii) Three (3) warrants (the "Placement Agent Warrants") to purchase shares of the Company's Common Stock. One warrant will be for the purchase of a number of shares equal to 10% of the aggregate Issue Date Conversion shares of all Investors, will have an exercise price equal to the Closing Date Sale Price and an expiration date five years from the Closing Date. The second warrant will be for the purchase of a number of shares equal to 10% of the shares issuable pursuant to the Class A Warrants of all Investors and will have the same exercise price and expiration date as provided in the Class A Warrants. The third warrant will be for the purchase of a number of shares equal to 10% of the shares issuable pursuant to the Class B Warrants of all Investors and will have the same exercise price and expiration date as provided in the Class B Warrants. Except as otherwise provided above, the Placement Agent's Warrants will otherwise have the same terms (including provisions relating to cashless exercise rights, adjustments to number of shares and exercise price, and registration rights, among others) as are provided in the form of Warrant attached as an exhibit to the Securities Purchase Agreement. The shares of Common Stock issuable on exercise of the Placement Agent's Warrants will be included in the Registration Statement contemplated by the Registration

Rights Agreement. The Placement Agent agrees that the Company shall reserve such number of shares of Common Stock sufficient to honor the exercise in full of the Placement Agent Warrants.

            (iii) a cash fee equal to ten percent (10%) of the gross proceeds received by the Company upon the exercise of Warrants, payable within five busienss days' of the Company's receipt of the proceeds of such exercise. If a holder of a Warrant exercises such Warrant, the Company shall give written notice of such occurrence to the Placement Agent, which notice shall include a statement of the fee to be paid to the Placement Agent;

            (iv) Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the twelve (12) month anniversary of the final Closing Date (or twelve (12) months after any termination of this Agreement), the Company consummates a financing with any investor introduced to the Company by the Placement Agent during the term of this Agreement and where subsequernt to such introduction the Company and the Placement Agent had discussions with such prospective investor during such period or such investor purchased securities in the Placement, the Company shall pay to the Placement Agent, at and subject to the closing of any such offering or financing, the fees described in, and in accordance with the terms and provisions of, Section 3(b)(i) above. For the sake of clarity, in the event that pending the closing of the Placement the Company shall consummate short-term funding with one or more investors not introduced to it by the Placement Agent, the Company shall not owe to the Placement Agent any fee in respect of any such advance.

            (v) Subject to the raise of at least $9 million in gross proceeds to the Company from the Placement, in addition to the foregoing, the Company hereby grants to the Placement Agent the right of first refusal ("RIGHT OF FIRST REFUSAL") to manage any private offering of debt or equity or other securities of the Company (a "FUTURE OFFERING") for a period of six (6) months from the Closing Date where the Company retains or otherwise uses the services of an investment bank or similar financial advisor or any other person acting in a finder or placement capacity; provided, however, that the Right of First Refusal shall be contingent upon the Placement agent participating in any Future Offering upon the same terms and conditions which are set forth in a bona fide offer received by the Company from a third party ("Bona Fide Offer"). At any time within 5 business days after receipt of written notification of a Bona Fide Offer, Placement Agent may, by giving written notice to the Company, elect to exercise its Right of First Refusal. The failure of Placement Agent to give such notice within such 5 business day period will be deemed an election not to exercise its Right of First Refusal solely with respect to the applicable Bona Fide Offer. The above provisions shall not apply to an investment by a strategic investor in the Company.

        (c) In the event that the Aggregate Purchase Price of investors introduced by the Placement Agent is less than $10 million, then, subject to the other terms and conditions contained herein, the

Company shall be entitled to accept subscriptions from other eligible accredited investors not introduced to it by the Placement Agent ("Other Investors"), whose collective subscriptions, when added to the Aggregate Purchase Price, do not exceed $10 million. The terms of the transaction agreements for the Other Investors shall be substantially identical to (and in no event shall include provisions more beneficial to the Other Investors than) the Transaction Agreements executed in connection with the transactions with the investors introduced by the Placement Agent. If the Company enters into one or more transactions meeting such conditions, the Company will not be required to pay to the Placement Agent any of the cash fees specified herein in respect of the investments of the Other Investors or the issuance or exercise of their warrants, but the Placement Agent will be issued warrants (on the terms referred to below) with respect to the Company's transactions with each Other Investor. Anything else herein to the contrary, the Company's rights under this provision shall expire on the earlier of the date which is 30 days after the Closing Date or the filing of the Registration Statement.


4.      PAYMENT BY COMPANY OF EXPENSES


The Company will pay for or promptly reimburse the Placement Agent, as the case may be, and whether or not any Units are sold in connection with the Placement, all out of pocket expenses of the Placement Agent relating to the Placement relating to activities under this Agreement, including, without limitation: (i) the preparation, printing, reproduction, filing, distribution and mailing of the Securities Purchase Agreement and all other documents relating to the Placement, and any supplements or amendments thereto, and the cost of all copies thereof;
(ii) the public registration and listing of, or the registration and qualification of the Shares issuable upon conversion of the Debentures (the "Debenture Shares") and the Warrant Shares and the shares of Common Stock underlying the Placement Agent Warrants (the "PLACEMENT AGENT WARRANT SHARES"), or the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including, without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought, the costs of preparing preliminary, supplemental and final "blue sky surveys" relating to the offer and sale of the Units and the fees and disbursements of counsel to the Placement Agent in connection with such "blue sky" matters; (iii) the filing fees, if any, payable to the applicable securities regulatory authorities including, but not limited to, the NASD in connection with filings made via the NASD's COBRADesk filing system (the "COBRA Filing"); the (iv) the legal fees in an amount of $5,000 in connection with the COBRA Filing and in the amount not exceeding $5,000 in connection with the "blue sky" filings, each of which shall be paid at the Closing (v) all Escrow Agent fees; and (vi) all road show expenses, travel, and other related expenses in an aggregate amount not exceeding $5,000. Regardless of who pays the initial expense with respect to all such out-of-pocket expenses, the Company shall promptly reimburse such expenses if such expenses are not paid by it. Any such expenses in excess of $1,000 shall be subject to prior approval by the Company, which approval shall not be unreasonably withheld or delayed.

5.      TERMINATION OF PLACEMENT

        The Placement may be terminated: (i) by the Placement Agent or the Company at any time upon five (5) days prior written notice or (ii) immediately by the Placement Agent upon giving written notice to the Company, but only in the event that:

        (a) in the opinion of the Placement Agent, the Securities Purchase Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, and the Company shall not have corrected such untrue statement or omission to the reasonable satisfaction of the Placement Agent and its counsel within ten (10) days after the Company receives notice of such untrue statement or omission, provided that notwithstanding such ten (10) day period, in the event of the Company's receipt of any such notice, the Closing or, as the case may be, any Subsequent Closing shall not occur hereunder until the Placement Agent shall notify the Company that it is satisfied, in its sole and absolute determination, that the Company has taken such steps (including circulating amended offering materials and affording prospective Investors a reasonable opportunity to review such amendments) to allow the Closing to occur; or

        (b) the Company shall be in material breach of any representation, warranty, agreement or covenant made by it in this Agreement, or any other document relating to the Placement and, in the case thereof, the Company has not cured any such breach after the expiration of seven (7) days written notice by the Placement Agent.; or

        (c) (i) any calamitous domestic or international event or act or occurrence has taken place and, in the Placement Agent's opinion, has or will materially disrupt general securities markets in the United States in the immediate future; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the National Association of Securities Dealers, Inc. ("NASD") or by order of the Securities and Exchange Commission ("SEC") or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war, major hostilities (other than hostilities in which the United States is currently involved) or the like; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (vi) if there shall have been such material adverse change in the conditions or prospects of the Company, involving a change not contemplated by the Securities Purchase Agreement ; or (vii) if there shall have been such material adverse general market conditions as in the Placement Agent's reasonable judgment would make it inadvisable to proceed with the Placement or the sale or delivery of the Units.

6.      OFFERING PERIOD; CLOSINGS

Subject to the terms and conditions set forth in Sections 5 and 10 hereof, the Units will be offered during the Offering Period as described in Section 1(b) hereof. Unless there shall be a closing by the Termination Date (as the same may be extended pursuant to the terms hereof), the Placement will be terminated and all proceeds held by the Escrow Agent will be returned to Investors without interest or deduction. Each Closing shall be undertaken in a manner agreed to by the Company and the Placement Agent.

7.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents and warrants to the Placement Agent, as of the date hereof, the Closing Date and each Subsequent Closing Date, that, except as otherwise provided in the the Securities Purchase Agreement or the Company Documents (as defined below):

        (a) The Company has been validly formed and is legally existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted, and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a material adverse effect on the business and financial condition of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). As of the date hereof, the Company does not have, directly or indirectly, any significant subsidiaries other than as disclosed in the Company's filings with the SEC (collectively, the "SUBSIDIARIES"). Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized and in good standing could not reasonably be expected to have a Material Adverse Effect.

        (b) Except for the Subsidiaries and as otherwise disclosed in the Securities Purchase Agreement and the Company's SEC filings, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. Except as otherwise disclosed in the Securities Purchase Agreement and the Company's SEC filings, all of the issued and outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a "LIEN"), and has been duly authorized and validly issued, and is non-assessable.

        (c) The authorized and outstanding capital stock of the Company is as set forth in the Securities Purchase Agreement. There are no other shares of capital stock of the Company authorized. All presently issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The outstanding options, warrants, rights to obtain securities of the Company and other convertible securities of the Company are as set forth in the Securities Purchase Agreement and the Company's filings with the SEC (collectively, the "COMPANY DOCUMENTS"). The Debentures Shares, the Warrant Shares and the Placement Agent Warrant Shares have been duly reserved, and when issued in accordance with the terms of the Placement, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights. Except as provided in the Company Documents, neither the Company nor any Subsidiary is a party to any agreement, instrument or understanding which calls for, and no securities of the Company or any Subsidiary contain provisions relating to, the resetting or repricing of any debt or equity security instrument of the Company or any Subsidiary. Except as noted herein, neither the issuance of the Securities nor the consummation of the Placement will trigger any resetting or repricing of any debt or equity security instrument of the Company or any Subsidiary, except as provided in the Placement.

        (d) Intentionally Deleated

        (e) Neither the Securities Purchase Agreement (as of the date hereof), nor any of the Company Documents (as of the date such Company Document was filed with the SEC) contained any untrue statement of a material fact, and each of the Company Documents (as of the date such Company Document was filed with the SEC) did not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except that the Company shall have no liability for any information provided to the Company in writing by, and relating to, the Placement Agent, for use in and used in the Securities Purchase Agreement . If, at any time before the Placement is completed or terminated or before all subscriptions are accepted by the Company, there should be any change which would cause the Company Documents not to comply with this Section 7(e), the Company will promptly advise the Placement Agent thereof and make any necessary corrective filings with the SEC and prepare and furnish the Placement Agent with, for distribution to Investors, after prior review and approval by the Placement Agent and its counsel (such approval not to be unreasonably withheld), such copies of such supplements or amendments to the Securities Purchase Agreement as will cause the Securities Purchase Agreement, as so supplemented or amended, to comply with this Section 7(e).

        (f) Neither the Company nor any Subsidiary is in: (i) violation of its certificate or articles of incorporation, by-laws or other organizational documents, (ii) default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (except as disclosed in the Securities Purchase Agreement or the Company Documents) or (iii) violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any Lien disclosed in the Securities Purchase Agreement and the exhibits thereto and except, in the cases of clauses (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

        (g) The execution, delivery and performance of this Agreement, the Securities Purchase Agreement, the Debentures, the Warrants, the Placement Agent Warrants and all other documents to be entered into by the Company in connection with any transaction described in the Securities Purchase Agreement or in connection with the Placement, and the consummation of the transactions contemplated hereby and thereby, have been or will be prior to such execution, delivery, performance or consummation, as the case may be, duly and validly authorized by the Company and do not and will not: (i) constitute, or result in, a breach or violation of any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries,
(ii) constitute,
or result in, a material violation of any applicable statute, law, ordinance or regulation of any state, territory or other jurisdiction, or (iii) violate, constitute, or result in, a default under (or an event which with the passing of time or the giving of notice or both would constitute a default under) or breach of the terms, provisions or conditions of any material indenture, note, contract, commitment, instrument or document to which the Company or any of its Subsidiaries is or will be a party or by which the Company, any of its Subsidiaries or any of their respective properties are bound, or any award, judgment, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or their respective activities or properties except, in the cases of clauses
(ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

        (h) This Agreement, the Securities Purchase Agreement, the Debenture Certificates, the Warrants, the Placement Agent Warrants and all other documents to be entered into by the Company in connection with any transaction described in the Securities Purchase Agreement or in connection with the Placement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and except further as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally.

        (i) Within the last five years, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock.

        (j) Except as disclosed in the Company Documents, since December 31, 2005, there has been no material adverse change (or any development involving a prospective material adverse change), whether or not arising from transactions in the ordinary course of business, in or affecting: (i) the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company; (ii) the long-term debt or capital stock of the Company; or (iii) the Placement or consummation of any of the other transactions contemplated by this Agreement. Since the date of the latest balance sheet presented in or attached to the Securities Purchase Agreement or filed with the SEC, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Company Documents, the Securities Purchase Agreement and/or the exhibits thereto.

        (k) No consent, approval, authorization or order of any court or governmental or regulatory agency or body or any individual or entity is required on the part of the Company or any Subsidiary for the lawful consummation of the transactions contemplated hereby and thereby, except for such consents and approvals with respect to the offer and sale of the Units in certain jurisdictions which are identified to the Placement Agent by counsel for the Company.

        (l) The Company has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "CONSENTS"), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as disclosed in the Securities Purchase Agreement (including the exhibits thereto), except where the failure to have any such Consent would not have a Material Adverse Effect. Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

        (m) The Company is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where the failure to so comply does or would not have a Material Adverse Effect.

        (n) Neither the Company nor any of its directors, officers, employees, agents or representatives ("COMPANY REPRESENTATIVES") has taken or will take any action which has caused or may cause the Placement not to qualify for exemption from the registration requirements of the Securities Act or of other federal, state or other securities or other laws. In connection with the Placement, neither the Company nor the Company Representatives shall offer or cause to be offered the Units by any form of general solicitation or general advertising as defined in Rule 502(c) of Regulation D. The Company and the Company Representatives have not taken and shall not take any action (except for actions contemplated by the Securities Purchase Agreement ) that would cause the Placement to be integrated with other transactions under Rule 502(a) of Regulation D. Neither the Company nor, to the Company's knowledge, any of its Affiliates or Company Representatives has, prior to the date hereof, made any offer or sale of any securities which could be "integrated" for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Securities Purchase Agreement .

        (o) Except as disclosed in the Securities Purchase Agreement or Company Documents, and except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect on the business, operations or financial results of the Company and its subsidiaries (either individually or in the aggregate) there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or any of its subsidiaries or involving the properties of the Company which might affect the business, properties or financial condition of the Company or any of its subsidiaries or which might affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.


        (p) Intentionally omitted.

        (q) So long as the Debentures and the Warrants (including the Common Stock issuable upon the exercise or conversion thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with
Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, will provide to each holder of Common Stock and to each prospective purchaser (as designated by such holder) of Common Stock upon the request of such holder or prospective holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

        (r) Except as disclosed in the Securities Purchase Agreement , there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Placement Agent's compensation.

        (s) The Company owns or leases all such properties as are necessary to the conduct of its business as presently operated. The Company has good and marketable title to all personal property owned by it, free and clear of all Liens except such as are described in the Securities Purchase Agreement and the Company Documents or such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company. Any real property and buildings held under lease or sublease by the Company are held by it under valid and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any written notice (or, to the Company's knowledge, any other notice) of any claim adverse to its ownership of any personal property or of any claim against the continued possession of any real property, whether held under lease or sublease by the Company or any Subsidiary.

        (t) In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the representations and warranties made by the Company in the Securities Purchase Agreement provided by the Company and used in connection with the Placement.

        (u) The Company is not aware of and the Company is not the subject of any SEC or NASD inquiry or formal or informal investigation and has not received any notice of the same.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT

   The Placement Agent hereby represents and warrants to, and covenants with, the Company that:

        (a) This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding obligation of the Placement Agent, enforceable against it in accordance with its terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and subject, as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency, reorganization and other similar laws and related court decisions relating to or affecting creditors' rights generally.

        (b) The Placement Agent will cooperate with the Company to ensure that the offering and sale of the Units will comply with the requirements of the Securities Act, including, without limitation, the general conditions contained in Regulation D and the federal securities laws, and will follow the reasonable advice of the Company with respect to the manner in which to offer and sell the Units so as to ensure that the offering and sale thereof will comply with the securities laws of any jurisdiction in which Securities are offered by the Placement Agent, and the Placement Agent will not make an offer of Securities in any jurisdiction in which the Company advises it in writing that such offer would be unlawful for the Placement Agent to offer or sell securities.

        (c) The Placement Agent is: (i) a registered broker-dealer under the Exchange Act; (ii) a member in good standing of the NASD; and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell the Units in such jurisdiction.

        (d) The Placement Agent has not and will not make an offer of Units (or of any securities, the offering of which may be integrated with the Placement) on the basis of any communications or documents relating to the Company or the Units except the Securities Purchase Agreement and the exhibits thereto and documents described or referred to therein and annexes. Without limiting the generality of the foregoing, the Placement Agent has not and will not make any representation as to any rate of return on investment that an offeree may obtain from the ownership of the Securities other than as set forth in the Securities Purchase Agreement. The Placement Agent will deliver a copy of the Securities Purchase Agreement to each prospective Investor solicited by it or, in the case of amendments or supplements to the Securities Purchase Agreement (other than those amendments and supplements approved in writing by the Company but designated in writing as not subject to this requirement), prior to such offeree's execution of an acknowledgment of receipt of such amendment or supplement and reconfirmation of intent to subscribe.

        (e) The Placement Agent has not and will not knowingly make an offer of Units on behalf of the Company, or of any securities, the offering of which may be integrated with the Placement, by any form of general solicitation or general advertising in violation of Rule 502(c) of Regulation D such as would cause the offering of Units not to qualify under Section 4(2) of the Securities Act as a transaction exempt from Section 5 thereof. The Placement Agent has not and will not supply in writing for inclusion in the Securities Purchase Agreement or any related sales materials any information relating to the Placement Agent containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make such information, in light of the circumstances under which it is used, not misleading.

        (f) The Placement Agent will periodically notify the Company of the jurisdiction in which the Securities are being offered by it or will be offered by it pursuant to this Agreement, and will periodically notify the Company of the status of the offering conducted pursuant to this Agreement. Such notices will be accompanied by copies of all filings made by the Placement Agent's counsel in each such jurisdiction so as to enable the Company to timely comply with its filing obligations under applicable state laws.

        (g) The Placement Agent has delivered or caused to be delivered (or will so deliver prior to the applicable closing date) the Securities Purchase Agreement to each prospective Investor.

9.      ADDITIONAL COVENANTS AND AGREEMENTS OF THE COMPANY

        The Company covenants to and agrees with the Placement Agent that, from the date hereof through the Termination Date, it shall:

        (a) Notify the Placement Agent as soon as practicable, and confirm such notice promptly in writing: (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Closing Date as a result of which the Securities Purchase Agreement would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Securities or of an exemption from such registration or qualification in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued, to obtain the lifting thereof as promptly as possible.

        (b) Not supplement or amend the Securities Purchase Agreement unless the Placement Agent and its counsel shall have approved of such supplement or amendment in writing, such approval not to be unreasonably withheld, delayed or conditioned. If, at any time during the period commencing on the date hereof and ending on the final Closing Date, any event shall have occurred as a result of which the Securities Purchase Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Securities Purchase Agreement to comply with the Securities Act, Regulation D or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance reasonably satisfactory to the Placement Agent and its counsel) which will correct such statement or omission or which will effect such compliance.

        (c) Deliver without charge to the Placement Agent such number of copies of the Securities Purchase Agreement and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

        (d) Not, directly or indirectly, in connection with the Placement or as otherwise agreed to in this Agreement, solicit any offer to buy from, or offer to sell to, any person or entity, any Securities or other securities of the Company except through the Placement Agent.

        (e) Not solicit any offer to buy or offer to sell Securities by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising or accept any subscription from an investor who contacted the Company regarding the Placement due to any Company announcement or public filing.

        (f) At all times during the period commencing on the date hereof and ending on the final Closing Date, provide to each prospective Investor or his purchaser representative, if any, on reasonable request, such information (in addition to that contained in the Securities Purchase Agreement ) concerning the Placement, the Company, the Securities and any other relevant matters as it possesses or can acquire without unreasonable effort or expense and extend to each prospective Investor or his purchaser representative, if any, the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Placement and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without unreasonable effort or expense, as such prospective Investor or purchaser representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such prospective Investor or purchaser representative, as the case may be, in each csae subject to applicable law.

        (g) Notify the Placement Agent promptly of the acceptance or rejection of any Securities Purchase Agreement.

        (h) At the Closing, provide the Placement Agent with the Lock-Up Agreements attached as Annex VII to the Securities Purchase Agreement.

        (i) File five (5) copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first sale of the Securities, if required by law. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state, province or jurisdiction in which offers and sales are made, including all appropriate "blue sky" filings pursuant to documentation prepared by the Placement Agent's counsel. The Placement Agent's counsel shall furnish the Placement Agent and the Company with copies of all filings made hereunder with respect to the laws of any such state, province, or jurisdiction and the Company shall furnish the Placement Agent with copies of all such filings with the SEC.

        (j) Place substantially the following legend on all certificates representing the Debentures and the Warrants:

             "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

             AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE
             SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE."

        (k) Not, directly or indirectly, knowingly engage in any act or activity which may jeopardize the status of the offering and sale of the Units as exempt transactions under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which the Placement may be made.

        (l) Apply the net proceeds from the sale of the Units for the purposes set forth under Annex IX, "Use of Proceeds" in the Securities Purchase Agreement in the manner indicated thereunder.

        (m) Not, prior to the completion of the Placement, bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any shares of Common Stock or any other securities in violation of the provisions of Regulation M under the Exchange Act.

        (n) Register the Debenture Shares, Warrant Shares and Placement Agent Warrant Shares and pay the applicable SEC and NASD filing fees in accordance with the terms of the Registration Rights Agreement. The Company shall bear all expenses of the Registration Statement, including reasonable fees and expenses, if any, of counsel or other advisors to the Placement Agent. The Company shall also pay all reasonable legal fees of the Company's counsel for any "144 opinions" or other opinions which are required by the Investors or the Placement Agent in connection with any sales or dispositions of Securities made by such parties under Rule 144 or any other applicable sale or transfer (including, without limitation, sales made pursuant to prospectus delivery, or the reasonable legal fees of counsel to the Investors or the Placement Agent if the Company's counsel declines to provide any such opinion). In addition to the foregoing, the Company also grants to the Placement Agent, with respect to the Placement Agent Warrant Shares, each of the registration rights and the anti-dilution protections granted to the Investors in the Placement, as such rights are memorialized in the Warrant.

          The Company is aware that the Corporate Financing Rule 2710 ("NASD Rule 2710") of the National Association of Securities Dealers ("NASD") is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall cooperate with any broker or selling shareholder in respect of any filling, consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the shareholder to sell the securities.

        (o) Not, and will not knowingly, make an offer of Units, or of any securities, the offering of which may be integrated with the Placement, by any form of general solicitation or general advertising in violation of Rule 502(c) of Regulation D such as would cause the offering of Units not to qualify under Section 4(2) of the Securities Act as a transaction exempt from Section 5 thereof. The Company has not and will not supply in writing for inclusion in the Securities Purchase Agreement or any related sales materials any information relating to the Company containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make such information, in light of the circumstances under which it is used, not misleading.

(p) In addition to the foregoing, to the extent not set forth herein, the Placement Agent may rely on the covenants made by the Company in the Securities Purchase Agreement used in connection with the Placement.

10.     CONDITIONS OF THE PLACEMENT AGENT'S OBLIGATIONS

        The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent or otherwise at the first Closing and each other Closing (if there are more that one Closing, referred to herein as a "Subsequent Closing"), as of the date hereof and as of the Closing Date or the date of any Closing subsequent to the Closing Date, to the performance by the Company of its obligations hereunder, and to the following conditions:

        (a) The Closing and each Subsequent Closing, the Company shall have delivered as required by the Securities Purchase Agreement certificates for the Debentures sold to the Investors in the Placement, duly executed and made out in the name of such Investors for the amount of Debentures purchased.

        (b) At the Closing and each Subsequent Closing, the Company shall have delivered as required by the Securities Purchase Agreement warrant certificates for the Warrants sold to the Investors in the Placement, duly executed and made out in the name of such Investors for the amount of the Warrant Shares which may be received upon the exercise thereof.

        (c) At the Closing and each Subsequent Closing, the Placement Agent shall have received warrant certificates for the Placement Agent Warrants issued to the Placement Agent in the Placement, duly executed and made out in the names to be designated by the Placement Agent for the amount of Placement Agent Warrant Shares which may be received upon the exercise thereof.

        (d) At the Closing and each Subsequent Closing, the Placement Agent shall have received the applicable fees payable to the Placement Agent as described in Section 3 hereof.

        (e) At the Closing and each Subsequent Closing, the Placement Agent shall have received the favorable opinion from counsel for the Company, such opinion to be in the form and substance annexed to the Securities Purchase Agreement.

        (f) At the initial Closing, the Placement Agent shall have received "lock-up" agreements, in the form attached as an Annex VII to the Securities Purchase Agreement, duly executed by each person set forth in such Annex.

        (g) At each Closing, the Placement Agent shall have received a certificate of the Chief Executive Officer of the Company, dated, as applicable, as of the date of such Closing: (i) to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein were and are accurate, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed, and (ii) with respect to the incumbency of the officers of the Company executing the documentation delivered at such Closing.

        (h) At each Closing, the Placement Agent shall have received a certificate of the Secretary of the Company, dated, as applicable, as of the date of such Closing, certifying to the charter, by-laws, good standing in their respective states of incorporation and board resolutions relating to the Placement of, as applicable, the Company and the Subsidiaries.

        (i) All proceedings taken in connection with the issuance, sale and delivery of the Securities shall be reasonably satisfactory in form and substance to the Placement Agent and its counsel.

        (j) On or prior to or following the Closing Date or the date of any Subsequent Closing, as the case may be, the Placement Agent shall have been furnished with: (i) such information, documents and certificates as it may reasonably require for the purpose of enabling it to review the matters referred to in this Section 10 and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, covenants, agreements or conditions herein contained, and (ii) such other closing documentation as may be required in order to affect the applicable Closing or as the Placement Agent may otherwise reasonably request.

        (k) Any certificate or other document signed by any officer of the Company and delivered to the Placement Agent and its counsel as required hereunder shall, unless stated otherwise therein, be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to the Placement Agent's obligations hereunder have not been fulfilled as and when required to be so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that the Placement Agent elects to terminate this Agreement, the Placement Agent shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability nor obligation to the other except as provided in Section 11 hereof.

        (l) If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent upon its request updated opinions, certificates or other information described in this Section 10.

        (m) The funds shall have been deposited into an escrow account pursuant to the Escrow Agreement and at each Closing the funds shall be distributed pursuant to a flow of funds memorandum reviewed and executed by each of the Company and the Placement Agent.



11.     INDEMNIFICATION

        (a) The Company agrees to indemnify and hold harmless the Placement Agent, any person who controls the Placement Agent within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each partner, director, officer, employee, counsel, agent and representative of the Placement Agent and its representatives from and against any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys' fees and expenses incurred in investigating, preparing or defending against any litigation commenced, collectively "DAMAGES") which any such person or entity may incur or which may be made or brought against any such person arising out of or based upon: (i) any breach of any of the agreements, representations or warranties of the Company contained in or contemplated by this Agreement or the Securities Purchase Agreement, including, without limitation, those arising out of or based on any alleged untrue statement of a material fact or omission to state a material fact required to be stated in the Securities Purchase Agreement or the Subscription Documents or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, (ii) any violation by the Company of any federal or state securities laws attributable to the Placement, or (iii) any violation of law by the Company or any affiliate thereof, or any director, officer, employee, agent or representative of any of them, related to or arising out of the Placement. The Company will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined in a judgment not subject to appeal to have resulted from the willful misconduct of any indemnified person. This indemnity agreement by, and the agreements, warranties and representations of, the Company shall survive the offer, sale and delivery of the Units and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Units hereunder.

        (b) The Placement Agent agrees to indemnify and hold harmless the Company and its affiliates, any person who controls any of them within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each officer, director, employee, counsel, agent and representative of the Company or any of its affiliates from and against any Damages which any such person or entity may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) any breach of any of the agreements, representations or warranties of the Placement Agent contained in or contemplated by this Agreement, or (ii) any untrue statement of a material fact in any information provided to the Company in writing by the Placement Agent, expressly for use in and used in the Securities Purchase Agreement , or (iii) any violations of federal or state securities or other laws by the Placement Agent or its officers, directors, employees or agents. This indemnity agreement by, and the agreements, warranties and representations of, the Placement Agent shall survive the offer, sale and delivery of the Units and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Units hereunder.

        (c) If any action is brought against a party (the "INDEMNIFIED PARTY") in respect of which indemnity may be sought against one or more other parties (the "INDEMNIFYING PARTY" or "INDEMNIFYING Parties"), the Indemnified Party shall promptly notify the Indemnifying Party or Parties in writing of the institution of such action; PROVIDED, HOWEVER, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder except to the extent the Indemnifying Party actually incurs damage by reason of such failure and shall not release the Indemnifying Party or Parties from any other obligations or liabilities to the Indemnified Party in any event. The Indemnifying Party or Parties may at its or their own expense elect to assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; PROVIDED, HOWEVER, that no Indemnifying or Indemnified Party shall consent to the entry of any judgment or enter into any settlement by which the other party is to be bound without the prior written consent of such other party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party or Parties assume a defense hereunder, the Indemnified Party shall be entitled to retain its own counsel in connection therewith and, except as provided below, shall bear the fees and expenses of any such counsel, and counsel to the Indemnified Party or Parties shall cooperate with such counsel to the Indemnifying Party in connection with such proceeding. If an Indemnified Party reasonably determines that there are or may be differing or additional defenses available to the Indemnified Party which are not available to the Indemnifying Party, or that there is or may be a conflict between the respective positions of the Indemnifying Party and of the Indemnified Party in conducting the defense of any action, then the Indemnifying Party shall bear the reasonable fees and expenses of one additional counsel retained by the Indemnified Party in connection with such proceeding. All references to the Indemnified Party contained in this Section 11(c) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives. The indemnity agreements set forth in this Section 11 shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Placement Agent be obligated to indemnify any person or entity in an amount in excess of the gross consideration received by the Placement Agent for services rendered hereunder.

        (q) Notwithstanding the provisions of Sections 11(a) and 11(b) hereof, no Indemnified Party hereunder shall be entitled to or receive indemnification pursuant to this Agreement if it is determined by a court of competent jurisdiction (not subject to appeal) that the Damages in question were caused primarily by the gross negligence or willful misconduct of such Indemnified Party.

        (r) If recovery is not available under the foregoing indemnification provisions of this Section 11, for any reason other than as specified therein, the party entitled to indemnification by the terms thereof shall be entitled to contribution to losses, damages, liabilities and expenses of the nature contemplated by such indemnification provisions. In determining the amount of such contribution, there shall be considered the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand from the Placement (which shall be deemed to be the portion of the proceeds of the Placement realized by each party), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, the relative culpability of the parties, the relative benefits received by the parties and any other equitable considerations appropriate under the circumstances. No party shall be liable for contribution with respect to any action or claim settled without its consent. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 11 or otherwise. For purposes of this Section 11, each person, if any, who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as that party to this Placement Agreement. Notwithstanding the forgoing, except for any willful action, in no event shall the Placement Agent be obligated for contribution to any person or entity in an amount in excess of the gross consideration received by the Placement Agent for services rendered hereunder.

12.     MISCELLANEOUS

        (a) The agreements set forth in this Agreement have been made and are made solely for the benefit of the Company, the Placement Agent, and the respective affiliates, heirs, personal representatives and successors and permitted assigns thereof, and except as expressly provided herein nothing expressed or mentioned herein is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. The term "successors and assigns" as used herein shall not include any purchaser of any Units merely because of such purchase.

        (b) As used herein, the words "include" or "including" shall be interpreted to mean "including, without limitation."

        (c) Neither party will be liable to the other by reason of any failure in performances of this Agreement if the failure arises out of the unavailability of third party communication facilities or energy sources or acts of God, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of such party.

        (d) Any notice or other communication required or appropriate under the provisions of this Agreement shall be given in writing (and may be delivered by facsimile transmission, with confirmation of receipt) addressed as follows: (i) if to the Company, at the address set forth on the first page of this Agreement,
Attention: Chief Executive Officer; with a copy to Aboudi & Brounstein, Law Offices, # Gavish St., Kfar Saba, Israel 44641,, Attention: David Aboudi and
(ii) if to the Placement Agent, Pond Equities, Inc., 4522 Ft. Hamilton Parkway, Brooklyn, NY 11219, Attention: Mr. Shaya Hirsch; with a copy to Ellenoff Grossman & Schole LLP, 370 Lexington

Avenue, New York, New York 10017, Attention: David Selengut, Esq., or at such other address as any party may designate to the others in accordance with this
Section 12(c).

        (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

        (s) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

        (t) This Agreement constitutes the entire agreement between the parties hereto with respect to the Placement and the subject matter hereof and supercedes any and all prior agreements, and may be amended or modified only by a duly authorized writing signed by such parties. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all of which shall constitute a single instrument.


                            [SIGNATURE PAGE FOLLOWS]

        This Placement Agency Agreement is executed and shall be effective as of May __, 2006

                                          Very truly yours,

                                          POND EQUITIES, INC.



                                          By:   ________________________________
                                                Name:  Ezra Birnbaum
                                                Title: President


ACCEPTED AND AGREED TO:

AMBIENT CORPORATION



By: ___________________________________
    Name:
Title:





                 [SIGNATURE PAGE TO PLACEMENT AGENCY AGREEMENT]